SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2004

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

0-22784 (Commission File Number)	42-1249184 (IRS Employer Identification No.)

14303 Gateway Place, Poway, CA 92064

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 858-848-3401

Item 5.	Other Events and Regulation FD Disclosure.

On January 30, 2004, Gateway, Inc., a Delaware corporation (“Gateway”), Gateway Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Gateway, (“Merger Sub”), Gateway Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Gateway (“Merger Sub II”), and EM Holdings, Inc., a Delaware corporation (“eMachines”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will-be merged with and into eMachines and eMachines will continue as the surviving corporation in the Merger (the “Merger”). Immediately after the time the Merger becomes effective (the “Effective Time”), Gateway will cause Merger Sub II to merge with and into eMachines and Merger Sub II will continue on as the surviving corporation and a wholly owned subsidiary of Gateway. In connection with the Merger, each outstanding share of common stock, par value $0.001 per share, of eMachines (“eMachines Common Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive (a) the number of shares of common stock, par value $0.01 per share, of Gateway (“Gateway Common Stock”) determined by dividing 47,666,655 by the sum of (i) the number of shares of eMachines Common Stock outstanding immediately prior to the Effective Time plus (ii) the number of shares of eMachines Common Stock to be outstanding prior to the Effective Time that are issued in respect of the eMachines Phantom Stock Plan (such sum, the “eMachines Share Equivalents”) and (b) the amount of cash determined by dividing $28,000,000 by the number of eMachines Share Equivalents. In addition, at or immediately prior to the Effective Time certain employees of eMachines, other than employees who participate in the eMachines Phantom Stock Plan, collectively, shall receive 2,333,345 shares of Gateway Common Stock and a cash bonus of $2,000,000, for an aggregate consideration amount in the Merger of 50,000,000 shares of Gateway Common Stock and $30,000,000 in cash.

Concurrently with the execution of the Merger Agreement, Mr. Lap Shun Hui and Mr. Wayne Inouye have each executed a Non-Competition Agreement, dated as of January 30, 2004 and effective immediately after the Effective Time, with Gateway, and Mr. Wayne Inouye has executed an Employment Agreement, dated as of January 30, 2004 and effective immediately after the Effective Time, with Gateway.

The consummation of the Merger is subject to, among other conditions set forth in the Merger Agreement, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description and the transactions contemplated thereby are qualified in their entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Report, and is incorporated herein by reference. On January 30, 2004, Gateway and eMachines issued a joint press release regarding the Merger and the execution of the Merger Agreement. The joint press release is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of January 30, 2004, by and among Gateway, Inc., Gateway Sub, LLC, Gateway Sub II, LLC and EM Holdings, Inc.

99.1	Press release, dated January 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 3, 2004

GATEWAY, INC.

By:	/s/ RODERICK M. SHERWOOD III

Roderick M. Sherwood III Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of January 30, 2004, by and among Gateway, Inc., Gateway Sub, LLC, Gateway Sub II, LLC and EM Holdings, Inc.

99.1	Press release, dated January 30, 2004.